First Capital Bancorp, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all proposals.

	For	Against	Abstain
1. *Merger Proposal.* To approve and adopt the Agreement and Plan of Merger, dated as of September 30, 2015, by and between Park Sterling Corporation and First Capital Bancorp, Inc. ("First Capital"), as the agreement may be amended from time to time, pursuant to which First Capital will merge with and into Park Sterling Corporation;	☐	☐	☐
2. *Advisory Vote on Golden Parachute Compensation.* To approve, in an advisory (nonbinding) vote, "golden parachute" compensation payable under existing agreements by First Capital and its subsidiary, First Capital Bank, to certain First Capital officers in connection with the merger; and	☐	☐	☐
3. *Adjournment Proposal.* To approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the merger agreement.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Special Meeting

Special Meeting of
First Capital Bancorp, Inc. Shareholders
[•], [•], 20[•] at [•] [•].m. Local Time
First Capital Bancorp, Inc.
Glen Allen, Virginia

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — First Capital Bancorp, Inc.

Notice of Special Meeting of Shareholders

First Capital Bancorp, Inc.
4222 Cox Road, Glen Allen, Virginia 23060
Proxy Solicited by Board of Directors for Special Meeting – [•], 20[•]

Yancey S. Jones and Richard W. Wright, or either of them, each with the power of substitution, are hereby appointed proxies and authorized to represent and vote all shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the special meeting of shareholders of First Capital Bancorp, Inc. to be held on [•], 20[•] or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have the authority to vote (i) FOR the approval and adoption of the merger agreement, (ii) FOR the approval, on an advisory (nonbinding) basis, of the "golden parachute" compensation payable under existing agreements by First Capital and its subsidiary, First Capital Bank, to certain First Capital officers in connection with the merger, and (iii) FOR the proposal to adjourn the special meeting of shareholders, if necessary or appropriate, including to solicit additional proxies in favor of approval and adoption of the merger agreement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

Only shareholders of record of First Capital common stock at the close of business [•], 2015 will be entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting.

(Items to be voted appear on reverse side.)